                                                                     EXHIBIT 4.1


                         U.S. RECEIVABLES SALE AGREEMENT

                            DATED AS OF JULY 2, 2001


                                      AMONG


        WEATHERFORD ARTIFICIAL LIFT SYSTEMS, INC., WEATHERFORD U.S., L.P.
            AND EACH OF THEIR U.S. AFFILIATES WHO HEREAFTER BECOMES
                            A ORIGINATOR HEREUNDER,
                                   AS SELLERS,



                                       AND

                              W1 RECEIVABLES, L.P.,
                                  AS PURCHASER

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASES.....................................................................1

   Section 1.1    Purchases of U.S. Receivables...................................................................1

   Section 1.2    Payment for the Purchases.......................................................................2

   Section 1.3    Purchase Price Credit Adjustments...............................................................3

   Section 1.4    Payments and Computations, Etc..................................................................4

   Section 1.5    Transfer of Records.............................................................................4

   Section 1.6    Characterization; Granting Clause...............................................................5

ARTICLE II. REPRESENTATIONS AND WARRANTIES........................................................................5

   Section 2.1    Representations of the Originators..............................................................5
      (a)   Existence and Power...................................................................................5
      (b)   Power and Authority; Due Authorization, Execution and Delivery........................................5
      (c)   No Conflict...........................................................................................5
      (d)   Governmental Authorization............................................................................6
      (e)   Actions, Suits........................................................................................6
      (f)   Binding Effect........................................................................................6
      (g)   Accuracy of Information...............................................................................6
      (h)   Use of Proceeds.......................................................................................6
      (i)   Good Title............................................................................................7
      (j)   Perfection............................................................................................7
      (k)   Chief Executive Offices and Locations of Records......................................................7
      (l)   Collections...........................................................................................7
      (m)   Material Adverse Effect...............................................................................7
      (n)   Names.................................................................................................7
      (o)   Ownership of Originators..............................................................................7
      (p)   Not a Holding Company or an Investment Company........................................................7
      (q)   Compliance with Law...................................................................................8
      (r)   Compliance with Credit and Collection Policy..........................................................8
      (s)   Enforceability of Invoices............................................................................8
      (t)   Accounts..............................................................................................8
      (u)   Accounting............................................................................................8

ARTICLE III. CONDITIONS OF PURCHASES..............................................................................9

   Section 3.1    Conditions Precedent to Initial Purchase........................................................9

   Section 3.2    Conditions Precedent to All Purchases...........................................................9

   Section 3.3    Reaffirmation of Representations and Warranties.................................................9

ARTICLE IV. COVENANTS.............................................................................................9

   Section 4.1    Affirmative Covenants...........................................................................9
      (a)   Reporting............................................................................................10
         (i)   Annual Reporting..................................................................................10
         (ii)  Quarterly Reporting...............................................................................10
         (iii) Shareholders Statements and Reports...............................................................10
         (iv)  Change in Credit and Collection Policy............................................................10
         (v)   Other Information.................................................................................10


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
      (b)   Notices..............................................................................................10
         (i)   Termination Events or Potential Termination Events................................................10
         (ii)  Judgment and Proceedings..........................................................................10
         (iii) Material Adverse Effect...........................................................................11
         (iv)  Defaults Under Other Agreements...................................................................11
      (c)   Compliance with Laws and Preservation of Corporate Existence.........................................11
      (d)   Audits...............................................................................................11
      (e)   Keeping and Marking of Records and Books.............................................................11
      (f)   Compliance with Contracts, Invoices and Credit and Collection Policy.................................12
      (g)   Ownership............................................................................................12
      (h)   W1R Separateness.....................................................................................12
      (i)   Collections..........................................................................................13
      (j)   Taxes................................................................................................13

   Section 4.2    Negative Covenants.............................................................................13
      (a)   Name Change, Offices and Records.....................................................................13
      (b)   Change in Payment Instructions to Obligors...........................................................13
      (c)   Modifications to Invoices............................................................................14
      (d)   Sales, Liens.........................................................................................14
      (e)   Deposits to Collection Accounts......................................................................14
      (f)   Mergers, Consolidations and Acquisitions.............................................................14
      (g)   U.S. Receivables Not to be Evidenced by Promissory Notes.............................................15
      (h)   Accounting for Purchases.............................................................................15
      (i)   W1R's Ownership Interest.............................................................................15

ARTICLE V. JOINDER OF ADDITIONAL ORIGINATORS.....................................................................15

   Section 5.1    Addition of New Originators....................................................................15

   Section 5.2    Documentation..................................................................................15

ARTICLE VI. TERMINATION EVENTS...................................................................................16

   Section 6.1    Termination Events.............................................................................16

   Section 6.2    Remedies.......................................................................................16

ARTICLE VII. INDEMNIFICATION.....................................................................................17

   Section 7.1    Indemnities by the Originators.................................................................17

   Section 7.2    Costs, Expenses and Taxes......................................................................19

ARTICLE VIII. MISCELLANEOUS......................................................................................20

   Section 8.1    Waivers and Amendments.........................................................................20

   Section 8.2    Notices, Etc...................................................................................20

   Section 8.3    Confidentiality................................................................................20

   Section 8.4    Bankruptcy Petition............................................................................21

   Section 8.5    Limitation of Liability........................................................................21

   Section 8.6    Rights of W1R..................................................................................22

   Section 8.7    Responsibilities of the Originators............................................................22
      (a)   Performance Under Contracts..........................................................................22
      (b)   Power of Attorney....................................................................................22


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
   Section 8.8    Further Action Evidencing Purchases............................................................22

   Section 8.9    Application of Collections.....................................................................23

   Section 8.10   Cumulative Remedies............................................................................23

   Section 8.11   Binding Effect; Assignability..................................................................23

   Section 8.12   Acknowledgment and Agreement...................................................................23

   Section 8.13   Governing Law..................................................................................24

   Section 8.14   Waiver of Jury Trial...........................................................................24

   Section 8.15   Captions and Cross References; Incorporation by Reference......................................24

   Section 8.16   Execution in Counterparts......................................................................24


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

                         U.S. RECEIVABLES SALE AGREEMENT

                  THIS U.S. RECEIVABLES SALE AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this "AGREEMENT"), dated as of July 2, 2001, is entered into by and among:

                           (1) Weatherford Artificial Lift Systems, Inc., a Delaware corporation, and Weatherford U.S., L.P., a Louisiana limited partnership (collectively, the "INITIAL ORIGINATORS"), as sellers, and

                           (2) W1 Receivables, L.P., a Texas limited partnership ("W1R"), as purchaser.

UNLESS OTHERWISE INDICATED, CAPITALIZED TERMS USED IN THIS AGREEMENT ARE DEFINED IN EXHIBIT A HERETO OR IN THE U.S. RECEIVABLES PURCHASE AGREEMENT REFERENCED THEREIN.

                                   WITNESSETH:

                  WHEREAS, the Originators desire to sell to W1R certain U.S. Receivables and Related Security owned from time to time by the Originators, and

                  WHEREAS, W1R is willing, on the terms and subject to the conditions set forth herein, to purchase U.S. Receivables and Related Security from the Originators.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                       AMOUNTS AND TERMS OF THE PURCHASES

                  Section 1.1 Purchases of U.S. Receivables.

                  (a) Effective on the Applicable Closing Date for each Originator, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to W1R, without recourse (except to the extent expressly provided herein), and W1R does hereby purchase from such Originator, all of such Originator's right, title and interest in and to such Originator's Initial U.S. Receivables and all Related Security with respect thereto.

                  (b) Effective on each Business Day after each Originator's Applicable Closing Date and prior to such Originator's Sale Termination Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, such Originator does hereby sell, assign, transfer, set-over and otherwise convey to W1R, without recourse (except to the extent expressly provided herein), and W1R does hereby purchase from such Originator, all



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

of such Originator's right, title and interest in and to such Originator's Additional U.S. Receivables and all Related Security with respect thereto.

                  (c) In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any U.S. Receivables purchased hereunder, W1R may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information or documents as W1R may reasonably request.

                  (d) It is the intention of the parties hereto that each sale of U.S. Receivables made hereunder shall constitute, and the parties hereto hereby characterize each such transaction as, a "sale of accounts" (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable, and the effect of such sale is to transfer and pass to W1R title, both legal and equitable, to such U.S. Receivables so sold and shall provide W1R with the full benefits of ownership of the U.S. Receivables and the associated Related Security. Except for the Purchase Price Credits owed pursuant to Section 1.3, each sale of U.S. Receivables hereunder is made without recourse to the applicable Originator; provided, however, that (i) each Originator shall be liable to W1R for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by W1R or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the U.S. Receivables, the related Contracts or Invoices and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that the acquisitions of U.S. Receivables made hereunder shall constitute outright sales of such U.S. Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to its Applicable Closing Date, mark its master data processing records relating to its U.S. Receivables with the legend stating that W1R has purchased such U.S. Receivables and has subsequently sold interests in them to the Agent, for the benefit of various Purchasers, and to note in its financial statements that its U.S. Receivables have been sold to W1R. Upon the request of W1R or the Agent, each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of W1R's ownership interest in the U.S. Receivables and the Related Security or as W1R or the Agent may reasonably request.

                  Section 1.2 Payment for the Purchases.

                  (a) The Purchase Price for each purchase of Initial U.S. Receivables and Related Security from any Originator shall be payable in full by W1R to such Originator on such Originator's Applicable Closing Date, and shall be paid to such Originator:

                  (i) by delivery of immediately available funds, and/or

                  (ii) by delivery of the proceeds of a Subordinated Loan made by the applicable Originator to W1R in a principal amount not to exceed the lesser of (A)



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         the remaining unpaid portion of such Purchase Price, and (B) 15% of such Purchase Price.

                  (b) The Purchase Price for each purchase of Additional U.S. Receivables and Related Security shall be due and owing in full by W1R to the applicable Originator on the date of such purchase (except that W1R may, with respect to any such purchase, offset against such Purchase Price any amounts owed by such Originator to W1R hereunder which have become due but remain unpaid) and shall be paid to such Originator on the next subsequent Settlement Date by W1R:

                  (i) by delivery of immediately available funds, and/or

                  (ii) by delivery of the proceeds of a Subordinated Loan made by the applicable Originator to W1R in a principal amount not to exceed the lesser of (A) the remaining unpaid portion of such Purchase Price, and (B) 15% of such Purchase Price.

                  (c) Subject to the limitations set forth in Section 1.2(a)(ii) and Section 1.2(b)(ii), each of the Originators irrevocably agrees to advance each Subordinated Loan requested by W1R to be made by such Originator on or prior to such Originator's Sale Termination Date. The Subordinated Loans owing to each Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of, its Subordinated Note. Each Originator is hereby authorized by W1R to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each Subordinated Loan thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of W1R thereunder. Although the Purchase Price for each purchase of Additional U.S. Receivables and Related Security shall be due and payable in full by W1R to the applicable Originator on the date of such purchase, settlement of the Purchase Price between W1R and such Originator shall be effected on Settlement Dates with respect to all purchases within the prior calendar week. Although cash settlements shall be effected on Settlement Dates, increases or decreases in the Subordinated Loans shall be deemed to have occurred and shall be effective as of the last Business Day of the calendar week to which such settlement relates.

                  Section 1.3 Purchase Price Credit Adjustments. If on any day, any Originator is deemed to have received a Deemed Collection with respect to any U.S. Receivable sold by it to W1R hereunder, then, in such event, W1R shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise payable to such Originator hereunder in an amount equal to such Deemed Collection. If such Purchase Price Credit exceeds the original Outstanding Balance of the U.S. Receivables to be sold by the applicable Originator on the date of a purchase, then the applicable Originator shall pay the remaining amount of such Purchase Price Credit in cash not later than the next Settlement Date; PROVIDED THAT if such Originator's Sale Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note to the extent permitted thereunder.

                  Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by W1R hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, interest on the past due amount at the Default Rate until paid in full; provided, however, that such interest shall not at any time exceed the maximum rate permitted by applicable law.

                  Section 1.5 Transfer of Records.

                  (a) In connection with the sales of U.S. Receivables hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to W1R all of such Originator's right and title to and interest in the Records relating to all U.S. Receivables sold by such Originator hereunder, without the need for any further documentation in connection with any sale. In connection with such transfer, each Originator hereby grants to each of W1R (the Agent, as W1R's assignee) and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for its U.S. Receivables, to the extent necessary to administer such U.S. Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such Originator to such grant of the license described herein be required, such Originator hereby agrees that upon the request of W1R (or the Agent, as W1R's assignee) or the Servicer, such Originator will use its reasonable efforts to obtain the consent of such third-party licensor and until such consent is obtained, no license is granted to W1R or the Agent hereunder with respect to the software requiring consent. The license granted hereby shall be irrevocable, and shall terminate on the date on which all Aggregate Unpaids under the U.S. Receivables Purchase Agreement have been paid in full.

                  (b) Each Originator (i) shall take such action requested by W1R (or the Agent, as W1R's assignee) from time to time hereafter, that may be necessary or reasonably appropriate to ensure that W1R has an enforceable ownership interest in the Records relating to the U.S. Receivables sold by such Originator to W1R hereunder, and (ii) shall use its reasonable efforts to ensure that W1R and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such U.S. Receivables and/or to recreate such Records.



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

                  Section 1.6 Characterization; Granting Clause. If, notwithstanding the intention of the parties expressed in Section 1.1(c), any sale to W1R of U.S. Receivables hereunder shall be characterized by a court of competent jurisdiction as a secured loan and not as a sale or other absolute transfer, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law, and for this purpose and without being in derogation of the parties' intention that each sale of U.S. Receivables hereunder shall constitute a true sale thereof, each of the Originators shall be deemed (if any such sale is deemed to constitute a secured loan) to have created in favor of W1R a duly perfected security interest in all of such Originator's right, title and interest in, to and under all of such Originator's U.S. Receivables now existing and hereafter arising, and in all Related Security with respect thereto, which security interest shall be prior to all other Adverse Claims thereto. From and after an Originator's Sale Termination Date, W1R and its assigns shall have as against such Originator, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1 Representations of the Originators. In order to induce W1R to enter into this Agreement and to make purchases hereunder, each Originator hereby makes the following representations and warranties, as to itself, as of the date of each sale by it hereunder:

                  (a) Existence and Power. Such Originator is duly organized, validly existing and in good standing under the laws of its state of organization. Such Originator is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted where the failure to so qualify or so hold could reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement (or a Joinder Agreement) and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and such Originator's use of the proceeds of purchases made hereunder, are within its corporate or limited liability company, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited liability company, as applicable, action on its part. This Agreement (or a Joinder Agreement) and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

                  (c) No Conflict. The execution and delivery by such Originator of this Agreement (or a Joinder Agreement) and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not breach or violate (i) its Organic Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (other than as created under the Transaction Documents), in any case, where such breach or violation could reasonably be expected to have a Material Adverse Effect, and no transaction contemplated hereby requires compliance with any bulk sales act.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement (or a Joinder Agreement) and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. Except as disclosed in Weatherford's reports on SEC Form 10-K or 10-Q, there are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information relating to such Originator's business, assets or financial condition heretofore furnished by such Originator to W1R (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator to W1R (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a fact necessary to make the statements contained therein not misleading in any material respect.

                  (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction that constitutes a tender offer under Regulation 140 promulgated under the Securities Exchange Act of 1934, as amended and in which the board of directors or similar governing body of the subject company has not approved the transaction.



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

                  (i) Good Title. Immediately prior to each purchase hereunder, such Originator shall be the legal and beneficial owner of the U.S. Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to W1R (and W1R shall acquire from such Originator) a perfected interest in and ownership of, and all legal and equitable title to, each U.S. Receivable originated by such Originator, whether now existing or hereafter arising, and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim except as created by the Transactions Documents. There have been delivered to the Agent (as assignee of W1R) in form suitable for filing all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect W1R's ownership interest in each Receivable, its Collections and the Related Security.

                  (k) Chief Executive Offices and Locations of Records. The chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit D or such other locations of which W1R has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by such Section 4.2(a) has been taken and completed. Such Originator's Federal Employer Identification Number is correctly set forth on Exhibit D.

                  (l) Collections. The conditions and requirements set forth in
Section 4.1(i) have at all times since the Effective Date been satisfied and duly performed.

                  (m) Material Adverse Effect. Since December 31, 2000, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of the Performance Guarantor and its Subsidiaries taken as a whole, or (ii) the ability of such Originator to perform its obligations under the Transaction Documents to which it is a party.

                  (n) Names. In the past two (2) years, such Originator has not used any corporate or limited liability company names, trade names or assumed names other than the name in which it has executed this Agreement and other than as set forth on Exhibit D hereto.

                  (o) Ownership of Originators. Weatherford owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of each Originator. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of such Originator.

                  (p) Not a Holding Company or an Investment Company. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.



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

                  (q) Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject where the failure to so comply could reasonably be expected to have a Material Adverse Effect. Such Originator represents and warrants that each U.S. Receivable originated by it, together with the Contract and Invoice related thereto, does not breach any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract or Invoice is in violation of any such law, rule or regulation, where such breach or violation could reasonably be expected to have a Material Adverse Effect.

                  (r) Compliance with Credit and Collection Policy. From and after the Effective Date, such Originator has complied in all material respects with the Credit and Collection Policy with regard to each U.S. Receivable originated by it and the related Invoice.

                  (s) Enforceability of Invoices. Each Invoice with respect to each U.S. Receivable originated by such Originator is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the U.S. Receivable created thereunder (subject to adjustment, to the extent provided therein) and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (t) Accounts. Each U.S. Receivable originated by such Originator is an "account" under and as defined in the UCC of all applicable jurisdictions.

                  (u) Accounting. Such Originator accounts for the transactions contemplated by this Agreement for financial accounting purposes as sales of the U.S. Receivables and Related Security.



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                                  ARTICLE III.
                             CONDITIONS OF PURCHASES

                  Section 3.1 Conditions Precedent to Initial Purchase. The initial purchase from each Originator hereunder is subject to the conditions precedent that (1) W1R shall have been capitalized with not less than the Required Capital Amount, (2) W1R shall have executed and delivered a Subordinated Note in favor of such Originator, and (3) W1R shall have received, on or before such Originator's Applicable Closing Date, the documents listed on Schedule A hereto, each (unless otherwise indicated) dated such Originator's Applicable Closing Date, and each in form, substance and date reasonably satisfactory to W1R and the Agent (as assignee of W1R).

                  Section 3.2 Conditions Precedent to All Purchases. Each purchase from an Originator shall be subject to the further conditions precedent that:

                  (a) such Originator's Sale Termination Date shall not have occurred;

                  (b) W1R (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request; and

                  (c) on the date of such purchase, each of the representations and warranties of such Originator set forth in Article II hereof are true and correct on and as of the date of such purchase (and after giving effect thereto) as though made on and as of such date.

                  Section 3.3 Reaffirmation of Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of such Originator's U.S. Receivables and Related Security, shall be deemed to have certified that the representations and warranties of such Originator contained in Article II are true and correct as to such Originator on and as of the date of such purchase, with the same effect as though made on and as of such day, and that each of the applicable conditions precedent set forth in this Article III has been satisfied or, with the consent of the Agent, waived as of the date of such purchase.

                                   ARTICLE IV.
                                    COVENANTS

                  Section 4.1 Affirmative Covenants. From each Originator's Applicable Closing Date until the earlier to occur of such Originator's Sale Termination Date or the date on which this Agreement terminates in accordance with its terms:

                  (a) Reporting. Weatherford will furnish to W1R (and its assigns):

                           (i) Annual Reporting. Within 120 days after the close
of each of its fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Weatherford for such fiscal year certified in a manner reasonably satisfactory to W1R (and its assigns) by independent public accountants of recognized national standing.

                           (ii) Quarterly Reporting. Within 60 days after the
close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Weatherford as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Weatherford for the period from the beginning of such fiscal year to the end of such quarter, all certified by its vice president-finance, its chief financial officer or other vice president with finance or accounting responsibility.

                           (iii) Shareholders Statements and Reports. Promptly
upon the furnishing thereof to the shareholders of Weatherford, copies of all financial statements, reports and proxy statements so furnished.

                           (iv) Change in Credit and Collection Policy. At least
thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectibility of the U.S. Receivables or decrease the credit quality of any newly created U.S. Receivables, requesting W1R's consent thereto.

                           (v) Other Information Promptly, from time to time,
such other information, documents, records or reports relating to the U.S. Receivables or the condition or operations, financial or otherwise, of Weatherford as W1R (or its assigns) may from time to time reasonably request in order to protect the interests of W1R (and its assigns) under or as contemplated by this Agreement.

                  (b) Notices. Weatherford will provide W1R and its assigns with written notice of any of the following events promptly upon learning of the occurrence thereof, which written notice shall describe such event and, if applicable, the steps being taken with respect thereto:

                           (i) Termination Events or Potential Termination
Events. The occurrence of each Termination Event and each Potential Termination Event.

                           (ii) Judgment and Proceedings. The entry of any
judgment or decree against such Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Weatherford and its Subsidiaries exceeds $25,000,000 after deducting (A) the amount with respect to which they are insured and with respect to which the insurer has assumed responsibility in writing, and (B) the amount for which they are otherwise indemnified if the terms of such indemnification are reasonably satisfactory to W1R and its assigns.

                           (iii) Material Adverse Effect. The occurrence of any
event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                           (iv) Defaults Under Other Agreements. The occurrence
of a default or an event of default under any other financing arrangement pursuant to which such Originator is a debtor or an obligor, the effect of which is to cause, or to permit any Person to cause, the acceleration of Indebtedness evidenced thereby; PROVIDED, HOWEVER, that no such notice shall be required unless such financing arrangement provides for credit accommodations or facilities in excess of $25,000,000 in the aggregate.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, where the failure to so comply could reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its corporate or limited liability company, as applicable, existence, rights, franchises and privileges in the jurisdiction of its incorporation or formation, as applicable, and qualify and remain qualified in good standing as a foreign corporation or foreign limited liability company, as applicable, in each jurisdiction where its business is conducted, where the failure to so preserve and maintain or qualify could reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. Such Originator will furnish to W1R and its assigns from time to time such information with respect to it and the U.S. Receivables sold by it as W1R or its assigns may reasonably request. Such Originator will, from time to time during regular business hours as requested by W1R or its assigns upon reasonable notice and at the sole cost of such Originator, permit each of W1R and its assigns, or their respective agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the U.S. Receivables originated by it and the associated Collections and Related Security, including, without limitation, the related Invoices, and (ii) to visit the offices and properties of such Originator during normal business hours for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the U.S. Receivables originated by it and the associated Collections and Related Security or such Originator's performance under any of the Transaction Documents to which it is a party or any Person's performance under the Invoices evidencing any U.S. Receivables originated by such Originator and, in each case, with any of the officers or employees of such Originator having knowledge of such matters.

                  (e) Keeping and Marking of Records and Books.

                           (i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing U.S. Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such U.S. Receivables (including, without limitation, records adequate to permit the immediate identification of each new U.S. Receivable originated by it and all Collections of and adjustments to each such existing Receivable). Such Originator will give W1R (and its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (ii) Such Originator will: (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the U.S. Receivables originated by it with the legend described in Section 1.1(d) and (B) upon the request of W1R (or its assigns) following the occurrence of a Termination Event: (x) mark each Invoice with a legend describing W1R's ownership interests in such Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to W1R (or its assigns) all Invoices (including, without limitation, all multiple originals of any such Invoice) relating to such U.S. Receivables.

                  (f) Compliance with Contracts, Invoices and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts and Invoices related to the U.S. Receivables originated by it, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each such U.S. Receivable and the related Invoice.

                  (g) Ownership. Such Originator will take all necessary action to (i) vest legal and equitable title to the U.S. Receivables originated by it and the associated Related Security and Collections irrevocably in W1R, free and clear of any Adverse Claims other than Adverse Claims arising under the Transaction Documents (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect W1R's interests in such U.S. Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of W1R as W1R or its assigns may reasonably request), and (ii) to the extent such title is not vested in W1R, establish and maintain, in favor of W1R, a valid and perfected security interest in all such U.S. Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims arising under the Transaction Documents (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect W1R's interest in such U.S. Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interests of W1R as W1R (or its assigns) may reasonably request.

                  (h) W1R Separateness. Such Originator will take all reasonable steps, including, without limitation, all steps that W1R (or its assigns) may from time to time reasonably request, to maintain such Originator's identity as a separate legal entity from W1R and its General Partner and to make it manifest to third parties that such Originator is an entity with assets and liabilities distinct from those of each of W1R and its General Partner.

                  (i) Collections. Such Originator shall direct all Obligors to make payments of such Originator's U.S. Receivables directly to a Lock Box or Collection Account that at all times from and after August 15, 2001 is the subject of a Collection Account Agreement at a Collection Bank. If, notwithstanding the foregoing, any Obligor makes payment to such Originator, such Originator further agrees to remit any Collections (including any security deposits applied to the Outstanding Balance of any Receivable) that it receives on such U.S. Receivables directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days after receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for W1R and its assigns; provided that, to the extent permitted pursuant to Section 1.2, such Originator may retain such Collections as a portion of the Purchase Price then payable to or apply such Collections to the reduction of the outstanding balance of its Subordinated Note.

                  (j) Taxes. Except to the extent that such Originator is included in consolidated federal income tax returns or reports filed by Weatherford, such Originator will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, and except for such failures to file returns or pay taxes as could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.2 Negative Covenants. From such Originator's Applicable Closing Date until the earlier to occur of such Originator's Sale Termination Date or the date on which this Agreement terminates in accordance with its terms, such Originator shall not:

                  (a) Name Change, Offices and Records. Except for Permitted Restructurings, change its name, identity or organizational structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given W1R and its assigns at least thirty (30) days' prior written notice thereof and (ii) delivered to W1R (or its assigns) all financing statements, instruments and other documents requested by W1R (or its assigns) in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless W1R and its assigns shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                  (c) Modifications to Invoices. Extend, amend or otherwise modify the terms of any U.S. Receivable or any Invoice related thereto except as otherwise directed by the Servicer in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Except pursuant to the Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any U.S. Receivable originated by it or the associated Collections and other Related Security, or upon or with respect to any Invoice under which any such U.S. Receivable arises, and will defend the right, title and interest of W1R and its assigns in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator.

                  (e) Deposits to Collection Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Collection Account, any cash or cash proceeds other than Collections of U.S. Receivables.

                  (f) Mergers, Consolidations and Acquisitions. Liquidate or dissolve, consolidate with, or merge into or with, any other Person (other than in Permitted Restructurings) without the consent of W1R and its assigns under
Section 8.5 if such merger could reasonably be expected to have a Material Adverse Effect or to result in a material adverse change in the nature or characteristics of such Originator's U.S. Receivables taken as a whole, PROVIDED THAT, in connection with any consolidation or merger (regardless of whether W1R's and its assigns' consent is required pursuant hereto):

                                    (A) each of W1R and its assigns pursuant to
                  Section 8.5 receives prior written notice of such consolidation or merger, and the successor or surviving entity (if not an Originator) unconditionally assumes such Originator's (or Originators') respective obligations under the Transaction Documents to which it is (or they are) a party immediately prior to giving effect to such consolidation or merger,

                                    (B) all UCC financing statements necessary
                  to maintain the validity and perfection of W1R's and its assigns' ownership interests in the U.S. Receivables and Related Security acquired or to be acquired from such survivor under this Agreement have been duly executed and filed in all necessary jurisdictions, and

                                    (C) if the surviving entity in such
                  transaction(s) is not an existing Originator under this Agreement, all other documents required to be delivered in connection with a Joinder Agreement hereunder have been duly executed and delivered substantially contemporaneously with such transaction(s).

                  (g) U.S. Receivables Not to be Evidenced by Promissory Notes. Take any action to cause or permit any U.S. Receivable generated by it to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of overdue U.S. Receivables, provided that the original of any such instrument is delivered to W1R for immediate delivery to its assignees, duly endorsed.

                  (h) Accounting for Purchases. Account for the transactions contemplated hereby in any manner other than as a sale by such Originator to W1R of U.S. Receivables originated by such Originator and the associated Collections and Related Security.

                  (i) W1R's Ownership Interest. The Originators shall not take any action that is inconsistent with W1R's ownership of the U.S. Receivables sold hereunder or that is inconsistent with the characterization of the sale of U.S. Receivables made hereunder being a "sale of accounts" (as such term is used in Article 9 of the UCC) and shall respond to any and all inquiries by third parties by indicating that the ownership and all right, title and interest, legal and equitable, in the U.S. Receivables sold hereunder is finally and fully vested in W1R. The Originators shall not claim any ownership interest in any U.S. Receivables sold hereunder.

                                   ARTICLE V.
                        JOINDER OF ADDITIONAL ORIGINATORS

                  Section 5.1 Addition of New Originators. From time to time upon not less than 60 days' prior written notice to W1R and its assigns (or such shorter period of time as W1R and its assigns may agree upon), Weatherford and W1R may agree that one or more of Weatherford's existing or hereafter acquired U.S. Subsidiaries of which Weatherford owns, directly or indirectly, 100% of the outstanding voting securities become an Originator hereunder. No such addition shall become effective (a) without the written consent of W1R (and its assigns pursuant to Section 8.5) but may become effective prior to such 60th day if such written consent is given more promptly and (b) unless all conditions precedent to such addition required by Section 5.2 below are satisfied prior to such date.

                  Section 5.2 Documentation. In the event that W1R and its assigns pursuant to Section 8.5 consent to the addition of a New Originator, such New Originator shall execute a Joinder Agreement in the form of Exhibit C hereto (a "JOINDER AGREEMENT") and shall deliver each of the documents, certificates and opinions required to be delivered under Section 3.1 prior to such New Originator's Closing Date, together with such updated Exhibits hereto as may be necessary to ensure that after giving effect to the addition of such New Originator, each of the representations and warranties of such New Originator under Article II hereof will be true and correct, and W1R will deliver a Subordinated Note to such New Originator.

                                   ARTICLE VI.
                               TERMINATION EVENTS

                  Section 6.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event with respect to an Originator:

                  (a) (i) Such Originator shall fail to make any payment or deposit required to be made by it hereunder when due and such failure continues for five (5) consecutive Business Days and the Performance Guarantor fails to make payment to cure such Originator's failure to pay or deposit, or (ii) such Originator or the Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed or observed by it hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for ten (10) consecutive Business Days.

                  (b) Any representation, warranty, certification or statement made by such Originator or the Performance Guarantor in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

                  (c) Failure of such Originator to pay any Indebtedness when due in excess of $25,000,000 in aggregate principal amount; or the default (which has not been cured within the applicable period of grace, if any) by such Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of such Originator or shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) Any Event of Bankruptcy shall occur with respect to the Performance Guarantor, such Originator or any of such Originator's Subsidiaries.

                  (e) A Change of Control shall occur with respect to such Originator or the Performance Guarantor.

                  (f) One or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against such Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

                  Section 6.2 Remedies. Upon the occurrence and during the continuation of a Termination Event with respect to an Originator, W1R may take any of the following actions: (i) declare such Originator's Sale Termination Date to have occurred, whereupon such Originator's

Sale Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; PROVIDED, HOWEVER, that upon the occurrence of a Termination Event with respect to any Originator described in Section 6.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the United States Bankruptcy Code, such Originator's Sale Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by any of the Originators to W1R. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of W1R and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                  ARTICLE VII.
                                 INDEMNIFICATION

                  Section 7.1 Indemnities by the Originators. Without limiting any other rights that W1R or its assigns may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) W1R and its assigns, officers, managers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by W1R of any U.S. Receivable originated by such Originator, EXCLUDING, HOWEVER, in all of the foregoing instances:

                  (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of U.S. Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or the related Obligor's inability or unwillingness (absent a dispute) to pay; or

                  (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by W1R of U.S. Receivables as a true sale by such Originator to W1R of such U.S. Receivables and the associated Related Security;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of such Originator or limit the recourse of W1R and its assigns for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement and that is not described by clauses (a), (b) or (c) above. Without limiting the generality of the foregoing indemnification, but excluding the matters described in clauses (a), (b) and (c) above, each Originator shall indemnify the Indemnified Parties and its assigns for Indemnified Amounts (including, without limitation, losses in respect of uncollectible U.S. Receivables, regardless of whether reimbursement therefor would constitute recourse to such Originator) relating to or resulting from:

                           (i) any representation or warranty made by such
                  Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Document to which such Originator is a party or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                           (ii) the failure by such Originator to comply with
                  any applicable law, rule or regulation with respect to any U.S. Receivable originated by it, or any Contract or Invoice related thereto, or the nonconformity of any such Receivable, Contract or Invoice with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any such Contract or Invoice;

                           (iii) any failure of such Originator to perform its
                  duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

                           (iv) any products liability, personal injury or
                  damage suit, or other similar claim arising out of or in connection with goods that are the subject of any Contract or Invoice or any U.S. Receivable originated by such Originator;

                           (v) any dispute, claim, offset or defense (other than
                  discharge in bankruptcy of the Obligor or an inability of such Obligor to pay due to lack of funds or lack of creditworthiness) to the payment of any U.S. Receivable originated by such Originator (including, without limitation, a defense based on such U.S. Receivable or the related Contract or Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods related to such U.S. Receivable or the furnishing or failure to furnish such goods;

                           (vi) the commingling by such Originator of
                  Collections of such U.S. Receivables at any time with other funds;

                           (vii) any investigation, litigation or proceeding
                  related to or arising from this Agreement or any other Transaction Document to which such Originator is a party, the transactions contemplated hereby, the use by such Originator of the proceeds of any purchase from it hereunder or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (viii) any inability to litigate any claim against
                  any Obligor in respect of any such U.S. Receivable as a result of such Obligor being immune (other than by virtue of a discharge in bankruptcy) from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                           (ix) (A) failure of such Originator generally to pay
                  its debts as such debts become due or admission by such Originator in writing of its inability to pay its debts generally or any making by such Originator of a general assignment for the benefit of creditors; or (B) the institution of any proceeding by or against such Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (C) the taking by such Originator of any corporate action to authorize any of the actions set forth in clauses (A) or (B) above in this clause (ix);

                           (x) any failure to vest and maintain vested in W1R or
                  its assigns (subject to the Transaction Documents), or to transfer to W1R, legal and equitable title to, and ownership of the U.S. Receivables originated by such Originator and the associated Related Security and Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents); and/or

                           (xi) the failure to have filed, or any delay in
                  filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any such Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of sale to W1R or at any subsequent time.

                  Section 7.2 Costs, Expenses and Taxes. In addition to the obligations of each Originator under Section 7.1, each Originator agrees to pay on demand:

                  (a) all reasonable costs and expenses, including attorneys' fees, in connection with the enforcement against such Originator of this Agreement and the other Transaction Documents executed by such Originator; and

                  (b) all stamp duties and other similar filing or recording taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction

         Documents executed by such Originator, and agrees to indemnify Indemnified Parties against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

                  Section 8.1 Waivers and Amendments. The provisions of this Agreement may from time to time be amended, restated, otherwise modified or waived, if such amendment, modification or waiver is in writing and consented to by W1R and its assigns pursuant to Section 8.5. No failure or delay on the part of W1R, such assigns or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto or the Agent in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by W1R or its assigns under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                  Section 8.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party (a) in the case of any Originator, to it in care of W1R at its address set forth in the U.S. Receivables Purchase Agreement, and in the case of W1R, to it at its address set forth in the U.S. Receivables Purchase Agreement, or, in each of the foregoing cases, at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective,
(i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

                  Section 8.3 Confidentiality.

                  (a) Each Originator shall maintain and shall cause each of its employees, agents and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Conduit and their respective businesses obtained by them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each of the Originators and their respective officers, agents and employees may disclose such information to Weatherford's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                  (b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to W1R, the Agent, the Financial Institutions or Conduit by each other, (ii) by W1R, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  (c) W1R shall maintain, shall require the Agent and the Purchasers to maintain, and shall cause each of its employees and officers to maintain the confidentiality of the non-public, confidential or proprietary information with respect to each Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of W1R arising from or related to the transactions contemplated herein provided, however, that each of W1R and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agent, the Purchasers, and the other Originators, (ii) to any prospective or actual assignee or participant of the Agent or the other Purchasers who execute a confidentiality agreement for the benefit of the applicable Originator and W1R on terms comparable to those required of W1R hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to Conduit, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

                  Section 8.4 Bankruptcy Petition. (a) Each of the Originators and W1R hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit or any Financial Institution that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  (b) Each of the Originators hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Aggregate Unpaids under the U.S. Receivables Purchase Agreement, it will not institute against, or join any other Person in instituting against, W1R any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 8.5 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any party hereto, no claim may be made by any party or any Person claiming through any party against any other party or its respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  Section 8.6 Rights of W1R. Each Originator hereby authorizes W1R and the Servicer (if other than W1R or such Originator) or their respective designees and assigns to take any and all steps in such Originator's name necessary or desirable, in their respective determination, to collect all amounts due under any and all U.S. Receivables originated by such Originator, including, without limitation, endorsing such Originator's name on checks and other instruments representing Collections and enforcing such U.S. Receivables, the Invoices and the provisions of the related Contracts and Related Security that concern payment and/or enforcement of rights to payment.

                  Section 8.7 Responsibilities of the Originators. Anything herein to the contrary notwithstanding:

                  (a) Performance Under Contracts. The exercise by W1R or its designees or assigns of their rights hereunder shall not relieve any Originator from its obligations hereunder or under any Contract or Invoice applicable to such Originator.

                  (b) Power of Attorney. Each Originator hereby grants to the Servicer (if other than such Originator) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by W1R (whether or not from such Originator) in connection with any U.S. Receivables generated by such Originator.

                  Section 8.8 Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that W1R or any of its assigns may reasonably request in order to perfect, protect or more fully evidence W1R's ownership of the U.S. Receivables generated by such Originator (and the Related Security) purchased by W1R hereunder, or to enable W1R to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of W1R or any of its assigns, each Originator will:

                           (a) execute (if required by applicable law) and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

                           (b) mark its master ledger with the legend set forth in Section 1.1(d).

Each Originator hereby authorizes W1R or its designees or assigns to file one or more financing or continuation statements, and amendments thereto and assignment thereof, with or without such Originator's signature (as permitted by applicable law), in each case relative to all or any of the U.S. Receivables (and the Related Security) now existing or hereafter sold by such Originator. If such Originator fails to perform any of its agreements or obligations under this Agreement, W1R or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of W1R or its designee incurred in connection therewith shall be payable by such Originator.

                  Section 8.9 Application of Collections. Except as otherwise specified by such Obligor or required by the underlying Contract or Invoice or applicable law: any payment by an Obligor in respect of any indebtedness owed by it to such Originator or to W1R shall be applied first, as a Collection of any U.S. Receivable or U.S. Receivables then outstanding of such Obligor in the order of the age of such U.S. Receivables, starting with the oldest of such U.S. Receivables (unless another reasonable basis for allocation of such payments to the U.S. Receivables of such Obligor exists), and second, to any other indebtedness of such Obligor.

                  Section 8.10 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 8.11 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that no Originator may assign its rights hereunder or any interest herein without the prior written consent of W1R and its assigns pursuant to Section 8.5. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Facility Termination Date on which all Aggregate Unpaids under the U.S. Receivables Purchase Agreement have been paid in full. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article II and the indemnification and payment provisions of Article V shall be continuing and shall survive any termination of this Agreement.

                  Section 8.12 Acknowledgment and Agreement. Each of the Originators hereby expressly acknowledges and agrees that all of W1R's rights, title, and interests in, to, and under this Agreement shall be assigned by W1R to the Agent, for the benefit of the Purchasers, pursuant to the U.S. Receivables Purchase Agreement, and each of the Originators consents to such assignment. Each of the parties hereto acknowledges and agrees that the Agent and the Purchasers are third party beneficiaries of the rights of W1R arising hereunder and under the other Transaction Documents to which W1R is a party. Each of the Originators further acknowledges and agrees that all right, title and interest in and to the Lock-Boxes and Collection Accounts has been transferred to and vested in W1R and its assigns, and W1R may at any time in its sole discretion (subject to the terms of the U.S. Receivables Purchase Agreement and the Collection Account Agreements hereafter executed in connection therewith) direct and re-direct payments from such Lock-Boxes and Collection Accounts.

                  Section 8.13 Governing Law. Each Transaction Document shall be governed by, and construed in accordance with, the law of the State of Texas, without regard to the principles of conflicts of laws thereof EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTERESTS OF W1R IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

                  Section 8.14 Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, JOINDER AGREEMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED BY IT OR ON ITS BEHALF IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  Section 8.15 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

                  Section 8.16 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                            {signature pages follow}

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   WEATHERFORD ARTIFICIAL LIFT SYSTEMS, INC.


                                   By:            /s/ C. Paige DiMaggio
                                       -----------------------------------------
                                            Name: C. Paige DiMaggio
                                            Title: Treasurer


                                   ADDRESS FOR NOTICES:

                                   515 Post Oak Blvd.
                                   Suite 600
                                   Houston, TX 77027
                                   Attention:     C. Paige DiMaggio
                                   Phone:         (713) 693-4186
                                   Fax:           (713) 693-4315

                                   WEATHERFORD U.S., L.P.


                                   By:            /s/ C. Paige DiMaggio
                                       -----------------------------------------
                                            Name: C. Paige DiMaggio
                                            Title: Treasurer

                                   ADDRESS FOR NOTICES:

                                   515 Post Oak Blvd.
                                   Suite 600
                                   Houston, TX 77027
                                   Attention:     C. Paige DiMaggio
                                   Phone:         (713) 693-4186
                                   Fax:           (713) 693-4315

                                   W1 RECEIVABLES, L.P.

                                   BY:  W1 GENERAL PARTNER, INC., ITS GENERAL
                                   PARTNER


                                   By:            /s/ C. Paige DiMaggio
                                       -----------------------------------------
                                            Name: C. Paige DiMaggio
                                            Title: Vice President

                                   ADDRESS FOR NOTICES:

                                   515 Post Oak Blvd.
                                   Suite 1100
                                   Houston, TX 77027

                                   Attention:     C. Paige DiMaggio
                                   Phone:         (713) 693-4186
                                   Fax:           (713) 693-4315

                                    EXHIBIT A
                                   DEFINITIONS

                  A. INCORPORATION OF U.S. RECEIVABLES PURCHASE AGREEMENT DEFINITIONS. Unless otherwise defined herein, terms that are capitalized and used throughout this Agreement are used as defined in the U.S. Receivables Purchase Agreement (hereinafter defined).

                  B. CERTAIN DEFINED TERMS. The following terms have the respective meanings indicated hereinbelow:

                  "ADDITIONAL U.S. RECEIVABLES" means, with respect to any Originator, all U.S. Receivables of such Originator arising after the close of such Originator's business on the Initial Cut-Off Date (in the case of each of the Initial Originators) or the applicable New Originator Cut-Off Date (in the case of any New Originator) through and including such Originator's Sale Termination Date.

                  "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "AGENT" means Bank One, NA in its capacity as the agent under the U.S. Receivables Purchase Agreement and its successors and permitted assigns in such capacity.

                  "AGREEMENT" means this U.S. Receivables Sale Agreement, as it may be amended or modified and in effect from time to time in accordance with the terms hereof.

                  "APPLICABLE CLOSING DATE" means (i) with respect to each of the Initial Originators, the Initial Closing Date, and (ii) with respect to each New Originator, its New Originator Closing Date.

                  "APPLICABLE CUT-OFF DATE" means (i) with respect to each Initial Originator, the Initial Cut-Off Date, (ii) with respect to each New Originator, its New Originator Cut-Off Date, and (iii) with respect to all Originators, each Cut-Off Date after the applicable date in the preceding clause
(i) or clause (ii).

                  "CHANGE OF CONTROL" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding Equity Interests of Weatherford or (b) Weatherford ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of any Originator.

                  "COLLECTIONS" means, with respect to any U.S. Receivable, all cash collections and other cash proceeds in respect of such U.S. Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such U.S. Receivable.

                  "CONDUIT" means Jupiter Securitization Corporation, a Delaware corporation, and its successors.

                  "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

                  "CONTRACT" means, with respect to any U.S. Receivable, any and all instruments, agreements, Invoices or other writings pursuant to which such U.S. Receivable arises or which evidences such U.S. Receivable.

                  "CREDIT AND COLLECTION POLICY" means Originator's credit and collection policies and practices relating to Contracts and U.S. Receivables existing on the date hereof and summarized in Exhibit VIII to the U.S. Receivables Purchase Agreement, as modified from time to time in accordance with the Transaction Documents.

                  "DEEMED COLLECTIONS" means the aggregate of all amounts an Originator shall have been deemed to have received as a Collection of a U.S. Receivable sold by it. An Originator shall be deemed to have received a Collection (but only to the extent of the reduction or cancellation identified below) of a U.S. Receivable sold by it if at any time (i) the Outstanding Balance of any such U.S. Receivable is either (x) reduced as a result of any defective or rejected goods, any discount or any adjustment or otherwise by such Originator (other than cash Collections on account of the U.S. Receivables) or
(y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in
Article II were not true with respect to such U.S. Receivable at the time of its sale hereunder.

                  "DEFAULT RATE" means the sum of the Prime Rate plus 2.0% per annum (computed for actual days elapsed on the basis of a year consisting of 365, or when appropriate, 366 days).

                  "DISCOUNT FACTOR" means a percentage calculated to provide W1R with a reasonable return on its investment in the U.S. Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to W1R of financing its investment in the U.S. Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each Originator and W1R may agree from time to time to change the Discount Factor applicable to U.S. Receivables originated by such Originator based on changes in one or more of the items affecting the calculation thereof, PROVIDED THAT any change to the Discount Factor for any Originator shall take effect as of the commencement of a month, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the month during which such Originator and W1R agree to make such change. As of the date hereof, the Discount Factor for each Originator is 2%.

                  "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EVENT OF BANKRUPTCY" means an event in which (i) a Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors or (ii) any proceeding shall be instituted by or against a Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, rearrangement of debts is whole or in substantial part or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) a Person shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above.

                  "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "INITIAL CLOSING DATE" means the date on which the initial purchase under the U.S. Receivables Purchase Agreement occurs.

                  "INITIAL CUT-OFF DATE" means the Cut-Off Date immediately preceding the Initial Closing Date.

                  "INITIAL ORIGINATORS" has the meaning set forth in the preamble of this Agreement.

                  "INITIAL U.S. RECEIVABLES" means, with respect to any Originator, all U.S. Receivables of such Originator that existed and were owing to such Originator as of the close of such Originator's business on the Initial Cut-Off Date (in the case of each of the Initial Originators) or the applicable New Originator Cut-Off Date (in the case of any New Originator).

                  "INVOICE" means any paper or electronic invoice, statement or bill evidencing the amount of any U.S. Receivable.

                  "JOINDER AGREEMENT" has the meaning set forth in Section 5.2 hereof.

                  "MATERIAL ADVERSE EFFECT" means, with respect to any Originator, a material adverse effect on (i) the ability of Performance Guarantor and the Originators, taken as a whole, to perform their obligations under this Agreement, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document to which such Originator is a party,
(iii) W1R's ownership interest in the U.S. Receivables generally or in any material portion of the U.S. Receivables, the Related Security or the Collections with respect thereto, or (iv) the collectibility of the U.S. Receivables generally or of any material portion of the U.S. Receivables.

                  "NEW ORIGINATOR" means any direct or indirect Subsidiary of Weatherford, organized under the laws of one of the United States of America or the District of Columbia, of which Weatherford owns 100% of each class of Equity Interests that hereafter becomes a Originator under this Agreement by executing a Joinder Agreement and complying with the provisions of Article V hereof.

                  "NEW ORIGINATOR CLOSING DATE" means, as to any New Originator, the Business Day on which each of the conditions set forth in Article V has been satisfied.

                  "NEW ORIGINATOR CUT-OFF DATE" means, with respect to each New Originator, the Cut-Off Date immediately preceding its New Originator Closing Date.

                  "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

                  "ORGANIC DOCUMENTS" means with respect to (i) a corporation, such Person's articles or certificate of incorporation and its by-laws, (ii) with respect to a limited liability company, such Person's certificate of formation and limited liability company or operating agreement (or similar agreement among such Person's members), (iii) with respect to a limited partnership, such Person's certificate of limited partnership (or other equivalent) and partnership agreement, and (iv) with respect to any other Person, such Person's organizational charter as required by the jurisdiction of such Person's organization and any other agreement or document evidencing the rights of holders of equity interests in such Person and/or the rights of any officers, directors or managers of such Person.

                  "ORIGINATOR" means an Initial Originator or a New Originator.

                  "PERFORMANCE GUARANTOR" means Weatherford.

                  "PERFORMANCE UNDERTAKING" means an undertaking in the form attached to the U.S. Receivables Purchase Agreement as an exhibit, duly executed by the Performance Guarantor.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "POTENTIAL TERMINATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

                  "PURCHASE PRICE" means, with respect to any purchase of U.S. Receivables and their Related Security from an Originator on any date, the aggregate price to be paid therefor by W1R to the applicable Originator in accordance with Section 1.2 of this Agreement on such date, which price shall equal (i) the product of (x) the Outstanding Balance of such U.S. Receivables as of the Applicable Cut-Off Date, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of this Agreement.

                  "PURCHASE PRICE CREDIT" has the meaning set forth in Section
1.3 hereof.

                  "RELATED SECURITY" means, with respect to any Receivable:

                  (i) all of the applicable Originator's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract or Invoice related to such U.S. Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time to the extent supporting or securing payment of such U.S. Receivable whether pursuant to the Contract or Invoice related to such U.S. Receivable or otherwise,

                  (iv) all Records related to such Receivable, and

                  (v) all proceeds of any of the foregoing;

PROVIDED, HOWEVER, that in no event shall "RELATED SECURITY" include any right, duty or obligation under any Contract other than that the right to receive payments thereunder (and any collateral for, guaranty of or letter of credit, surety bond or other credit support for any such payment right).

                  "SALE TERMINATION DATE" means, with respect to each Originator, the earliest to occur of (i) the Facility Termination Date under the U.S. Receivables Purchase Agreement, (ii) the Business Day immediately prior to the date on which a Termination Event of the type described in Section 6.1(d) occurs with respect to such Originator or the Performance Guarantor, (iii) the Business Day specified in a written notice from W1R to such Originator following the occurrence of any other Termination Event, and (iv) the date which is ten
(10) Business Days after W1R's receipt of written notice from such Originator that it wishes to terminate the facility evidenced by this Agreement.

                  "SUBORDINATED LOAN" means a subordinated revolving loan from an Originator to W1R which is evidenced by a Subordinated Note.

                  "SUBORDINATED NOTE" means a subordinated promissory note in the form of Exhibit B hereto issued by W1R to an Originator, as it may be amended, supplemented, endorsed or otherwise modified from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents.

                  "TERMINATION EVENT" has the meaning set forth in Section 6.1 of this Agreement.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Collection Account Agreement to which any Originator is a party, the Performance Undertaking, the Subordinated Notes and all other instruments, documents and agreements executed and delivered by any of the Originators or the Performance Guarantor in connection with any of the foregoing.

                  "U.S. RECEIVABLE" means all payment obligations owed to an Originator (at the time it arises, and before giving effect to any transfer or conveyance under this Agreement) or in which any Originator has a security interest or other interest, including, without limitation, any such indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a U.S. Receivable separate from a U.S. Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a U.S. Receivable regardless of whether the Obligor, the applicable Originator or W1R treats such indebtedness, rights or obligations as a separate payment obligation.

                  "U.S. RECEIVABLES PURCHASE AGREEMENT" means that certain U.S. Receivables Purchase Agreement dated as of July 2, 2001, by and among W1R, as Seller, Weatherford, as initial Servicer, Conduit, the financial institutions from time to time party thereto, and the Agent, as amended, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "W1R" has the meaning specified in the preamble of this Agreement.

                  "WEATHERFORD" means Weatherford International, Inc., a Delaware corporation, and its successors.

                  ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GAAP. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF TEXAS, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

                                    EXHIBIT B

                                     FORM OF
                                SUBORDINATED NOTE
                                (NON-NEGOTIABLE)

                                                                    July 2, 2001

                  1. Note. FOR VALUE RECEIVED, the undersigned, W1
RECEIVABLES, L.P., a Texas limited partnership ("W1R"), hereby unconditionally promises to pay to [Weatherford Artificial Lift Systems, Inc., a Delaware corporation/Weatherford U.S., L.P., a Louisiana limited partnership] ("ORIGINATOR"), in lawful money of the United States of America and in immediately available funds, on the date following such Originator's Sale Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all U.S. Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to the W1R all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "COLLECTION DATE"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to W1R pursuant to and in accordance with the terms of that certain U.S. Receivables Sale Agreement dated as of July 2, 2001 among Weatherford Artificial Lift Systems, Inc., Weatherford U.S., L.P. and W1R (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT"). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

                  2. Interest. W1R further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Prime Rate; provided, however, that if W1R shall default in the payment of any principal hereof, W1R promises to pay, on demand, interest at the rate of the Prime Rate plus 2.00% per annum on any such unpaid amount, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that W1R may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

                  It is the intent of Originator and W1R in the execution and performance of this Subordinated Note to remain in strict compliance with Applicable Law (hereinafter defined) from time to time in effect. In furtherance thereof, Originator and W1R stipulate and agree that none of the terms and provisions contained in this Subordinated Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate (hereinafter defined) or amount of interest permitted to be charged under Applicable Law. For purposes of this Subordinated Note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Subordinated Note. W1R shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Subordinated Note, and of any other instrument pertaining to or securing this Subordinated Note, which may be in actual or apparent conflict herewith. If this Subordinated Note is prepaid, or if the maturity of this Subordinated Note is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under this Subordinated Note would exceed the Maximum Rate or amount of interest Originator or any other holder of this Subordinated Note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Originator or any holder of this Subordinated Note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under this Subordinated Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this Subordinated Note or the amount of interest which would otherwise be payable under this Subordinated Note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of W1R upon such determination. Originator and W1R further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Subordinated Note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate or amount, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this Subordinated Note, all interest at any time contracted for, charged, taken, reserved or received from W1R or otherwise by Originator or any other holder of this Subordinated Note.

                  FOR PURPOSES OF THE FOREGOING, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:

                  "APPLICABLE LAW" shall mean the law in effect from time to time and applicable to the transactions between Originator and W1R pursuant to this Subordinated Note which lawfully permits the charging and collection of the highest permissible lawful non-usurious rate of interest on such transactions, including laws of the State of Texas, and to the extent controlling and providing for a higher lawful rate of interest, laws of the United States of America. It is intended that the Texas Finance Code shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying the Texas Finance Code, the interest ceiling applicable to transactions under the Texas Finance Code shall be the applicable weekly ceiling from time to time in effect as described in and computed in accordance with Section 303 of the Texas Finance Code (V.T.C.A, Finance Code
         Section 303).

                  "MAXIMUM RATE" shall mean the maximum lawful non-usurious rate of interest, if any, which under Applicable Law Originator is permitted to charge W1R on the loans evidenced by this Subordinated Note from time to time. If, however, during any period interest accruing on this Subordinated Note is not limited to any maximum lawful non-usurious rate of interest under Applicable Law, then during each such period the "Maximum Rate" shall be equal to a per annum rate of 2% plus the Prime Rate.

                  3. Principal Payments. Originator is authorized and directed by W1R to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by W1R, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of W1R hereunder.

                  4. Subordination. Originator shall have the right to receive, and W1R shall make, any and all payments relating to the loans made under this Subordinated Note provided that, after giving effect to any such payment, the aggregate Outstanding Balance of U.S. Receivables (as each such term is defined in the U.S. Receivables Purchase Agreement hereinafter referred
to) owned by W1R at such time exceeds the sum of (a) the Aggregate Unpaids (as defined in the U.S. Receivables Purchase Agreement) outstanding at such time under the U.S. Receivables Purchase Agreement, plus (b) the aggregate outstanding principal balance of all loans made under this Subordinated Note. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of W1R owing to the Agent or any Purchaser under that certain U.S. Receivables Purchase Agreement dated as of July 2, 2001 by and among W1R, Weatherford International, Inc., as initial Servicer, various "Purchasers" from time to time party thereto, and Bank One, NA (Main Office Chicago), as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "U.S. RECEIVABLES PURCHASE AGREEMENT"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "SENIOR CLAIMANTS") under the U.S. Receivables Purchase Agreement. Until the date on which all "Capital" outstanding under the U.S. Receivables Purchase Agreement has been repaid in full and all other obligations of W1R and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "SENIOR CLAIM") have been indefeasibly paid and satisfied in full, Originator shall not institute against W1R any proceeding of the type described in the definition of "Event of Bankruptcy" in the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

                  5. Bankruptcy; Insolvency. Upon the occurrence of any Event of Bankruptcy involving W1R as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Capital and the Senior Claim (including "CP Costs" and "Yield" as defined and as accruing under the U.S. Receivables Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of W1R of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

                  6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

                  7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE
AND DELIVERED AT HOUSTON, TEXAS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND JUDICIAL DECISIONS OF THE STATE OF TEXAS. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

                  8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, notice of dishonor, notice of intention to accelerate and notice of acceleration. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

                  9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

                              W1 RECEIVABLES, L.P.

                              BY: W1 GENERAL PARTNER, INC., ITS GENERAL PARTNER

                              By:
                                  ---------------------------------------------
                              Name:
                              Title:

                          SCHEDULE TO SUBORDINATED NOTE
                          MADE BY W1 RECEIVABLES, L.P.

                             AMOUNT OF               AMOUNT OF                  UNPAID
                           SUBORDINATED              PRINCIPAL                 PRINCIPAL              NOTATION
        DATE                   LOAN                    PAID                     BALANCE                MADE BY
        ----               ------------              ---------                 ---------              --------

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

                                    EXHIBIT C
                                JOINDER AGREEMENT


                  THIS JOINDER AGREEMENT is executed and delivered by _______________________, a _______________ ("NEW ORIGINATOR") in favor of W1
Receivables, L.P., a Texas limited partnership, as purchaser ("W1R"), with respect to that certain U.S. Receivables Sale Agreement dated as of July 2, 2001 by and among various subsidiaries of W1R as "Originators" and W1R (as amended, supplemented, joined, restated and/or otherwise modified from time to time, the "SALE AGREEMENT"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Sale Agreement.

                  Subject to receipt of counterparts hereof signed by the signatories below, by its signature below, New Originator hereby absolutely and unconditionally agrees to become a party to the Sale Agreement as an Originator thereunder and to be bound by the provisions thereof including, without limitation, the provisions of Article VII thereof.

                  Attached hereto is an amended and restated version of Exhibit D to the Sale Agreement. After giving effect to the amendments and restatements embodied therein, each of the representations and warranties contained in
Article II of the Sale Agreement will be true and correct as to New Originator.

                  Delivered herewith are each of the documents, certificates and opinions required to be delivered by New Originator pursuant to Articles III and V of the Sale Agreement.

                  The provisions of Article VIII of the Sale Agreement are incorporated in this Joinder Agreement by this reference with the same force and effect as if set forth in full herein except that references in such Article VIII to "this Agreement" shall be deemed to refer to "this Joinder Agreement and to the Sale Agreement is modified by this Joinder Agreement."

                  Please acknowledge your consent to New Originator's joinder in the Sale Agreement by signing the enclosed copy hereof in the appropriate space provided below and faxing a copy of such counterpart to (a) the Agent, at fax no. (312) 732-4487, Attention: Credit Manager, and (b) to New Originator at the fax no. set forth below its signature hereto.

                  IN WITNESS WHEREOF, New Originator has executed this Joinder Agreement as of the ___ day of _________________.


                                     --------------------------------


                                     By:
                                         ----------------------------
                                         Title:

                                     [Please fax executed counterparts of this Joinder Agreement to ____________________
                                     at Fax No. ( ) ______________]



EACH OF THE UNDERSIGNED HEREBY CONSENTS
TO NEW ORIGINATOR'S JOINDER IN THE SALE AGREEMENT:

BANK ONE, NA, AS AGENT


By:
   ----------------------------------
         Title:


W1 Receivables, L.P.

BY: W1 GENERAL PARTNER, INC., ITS GENERAL PARTNER



By:
   ----------------------------------
         Title:

                                    EXHIBIT D
        ORIGINATORS' CHIEF EXECUTIVE OFFICES, RECORDS LOCATIONS, FEDERAL
                      EMPLOYER ID NUMBERS AND PRIOR NAMES



                    WEATHERFORD ARTIFICIAL LIFT SYSTEMS, INC.

Chief Executive Office:    515 Post Oak Blvd., Suite 600, Houston, TX 77027

Records Locations:         515 Post Oak Blvd., Suite 600, Houston, TX 77027
                           (except for archives)


Federal Employer Number:   #75-2204250

Prior Names:               EVI Oil Tools, Inc.


                             WEATHERFORD U.S., L.P.


Chief Executive Office:    515 Post Oak Blvd., Suite 600, Houston, TX 77027

Records Locations:         515 Post Oak Blvd., Suite 600, Houston, TX 77027
                           (except for archives)

Federal Employer Number:   #76-0486916

Prior Names:               none

                                   SCHEDULE A
                                CLOSING DOCUMENTS

                  1. U.S. Receivables Sale Agreement, duly executed by the parties hereto.

                  2. Copy of the Resolutions of the Board of Directors of each Originator certified by its Secretary, authorizing each Originator's execution, delivery and performance of the U.S. Receivables Sale Agreement and the other documents to be delivered by it thereunder.

                  3. Certificate of Incorporation/Limited Partnership of each Originator certified by the Secretary of State of the jurisdiction of organization of each Originator on or within thirty (30) days prior to the initial Purchase.

                  4. Good Standing Certificate for each Originator issued by the Secretaries of State of (a) its state of organization and (b) if different, the State of Texas.

                  5. A certificate of the Secretary of each Originator certifying: (i) the names and signatures of the officers authorized on its behalf to execute the U.S. Receivables Sale Agreement and any other documents to be delivered by it thereunder and (ii) a copy of each Originator's By-Laws or limited partnership agreement, as applicable.

                  6. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Originator from the following jurisdictions:

              a. WEATHERFORD ARTIFICIAL LIFT SYSTEMS, INC.: Delaware (Secretary of State) and Texas (Secretary of State and Harris County, TX, as applicable); and

              b. WEATHERFORD U.S., L.P.: Louisiana (Terrebone Parish and Statewide Index); and Texas (Secretary of State and Harris County, TX, as applicable)

                  7. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase in all jurisdictions as may be necessary or, in the opinion of W1R (or its assigns), reasonably desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the U.S. Receivables Sale Agreement.

                  8. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by such Originator.

                  9. Executed Collection Account Agreements for each Lock-Box and Collection Account (due not later than August 15, 2001).

                  10. A favorable opinion of legal counsel for each Originator reasonably acceptable to W1R (or its assigns) which addresses the following matters and such other matters as W1R (or its assigns) may reasonably request:

                  --Such Originator is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

                  --Such Originator has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Originator's business.

                  --The execution and delivery by each Originator of the U.S. Receivables Sale Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of each Originator and will not:

                  (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                  (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon each Originator; or

                  (c) result in the creation or imposition of any Adverse Claim on assets of each Originator or any of its Subsidiaries (except as contemplated by the Transaction Documents).

                  --The U.S. Receivables Sale Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by each Originator and constitutes the legal, valid, and binding obligation of each Originator enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  --The provisions of the U.S. Receivables Sale Agreement are effective to create a valid security interest in favor of W1R in all Receivables and upon the filing of financing statements, W1R shall acquire a first priority, perfected security interest in such Receivables. Such security interest has been assigned, of record, to the Agent.

                  11. A "TRUE SALE" opinion and "SUBSTANTIVE CONSOLIDATION" opinion of counsel for each Originator with respect to the transactions contemplated by the U.S. Receivables Sale Agreement.

                  12. A certificate signed by either (a) each Originator's, or
(b) the Performance Guarantor's vice president-finance, chief financial officer or its chief accounting officer certifying that no Sale Termination Event exists as of the date of the initial Purchase.

                  13. Executed copies of the Subordinated Notes by W1R in favor of each Originator.

                  14. If applicable, executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the U.S. Receivables Sale Agreement.